EXHIBIT 99.1

SMTP, INC. REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

NASHUA, N.H., May 11, 2015 – SMTP, Inc. (NASDAQ: SMTP), a global provider of cloud-based email marketing technologies, today reported its financial results for the first quarter ended March 31, 2015.

First Quarter Financial Highlights

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Revenues for the first quarter 2015 were $3.3 million, a 120% increase, compared to $1.5 million for the first quarter 2014;

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Gross profit for the first quarter 2015 was $2.5 million, or 76% of revenue, compared to $1.2 million, or 78% of revenue, for the first quarter of 2014;

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Net loss for the first quarter 2015 was $1.2 million, compared to net income of $0.2 million for the same period last year;

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The net loss in the first quarter of 2015 included acquisition-related charges of $0.8 million, amortization of intangible assets of $0.4 million and stock compensation of $0.2 million, compared to stock compensation of $0.2 million in the first quarter of 2014;

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Adjusted EBITDA was a loss of $0.1 million, in part due to one-time costs associated with kicking off international sales of SharpSpring and higher commissions on new SharpSpring sales during the period; and

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Core net loss was $0.2 million, or core loss per share of $0.03 for the first quarter of 2015. Core results exclude acquisition-related costs, stock compensation expenses and restructuring expenses, adjusted for taxes, as detailed in the reconciliation below.

Recent Operational Highlights

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Added over $1 million in new annual recurring revenue to the SharpSpring platform during Q1, showing 45% growth from last quarter and 120% growth in bookings compared to Q3;

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Announced we are on track to achieve or exceed the target of having $5 million of revenue under contract for SharpSpring by the end of 2015, which would be five times the level of revenue under contract at the time SharpSpring was acquired in August 2014;

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Successfully integrated SMTP’s email delivery capabilities into the GraphicMail and SharpSpring sending platforms, allowing customers to benefit from improved deliverability of emails; and

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Announced SharpSpring had achieved a major milestone in January 2015 by surpassing 1,000 companies using its advanced marketing automation platform.

“We had a strong start to the year and saw our acquisition strategy gain real traction in the market on a domestic and international scale. During the first quarter, we had tremendous success selling our SharpSpring solution to both marketing agencies and end customers, with over $1 million of new annual recurring revenues added this quarter alone,” said Jonathan Strimling, CEO of SMTP. “We are now reaching larger, higher-value customers and our international sales channel is just beginning to ramp up. We also expect revenues per customer to grow over time for both new and existing customers. Although Q1 is a seasonally weaker quarter for the GraphicMail product and our relay businesses, and we experienced some currency headwinds in Q1 related to our international operations, we are pleased with the results of the quarter and look forward to capitalizing on the significant growth opportunities in front of us.”

Investor Conference Call

SMTP management will host its first quarter 2015 earnings conference call today, May 11, 2015, at 9 a.m. ET. Investors interested in participating on the live call can dial (877) 407-8133 within the U.S. or (201) 689-8040 from abroad. Investors can also access the call online through a listen-only webcast on SMTP’s website at http://investors.smtp.com/.

The webcast will be archived on the SMTP investor relations website at http://investors.smtp.com/ for 90 days and a telephonic playback of the conference call will be available by calling (877) 660-6853 within the U.S. and (201) 612-7415 from abroad. The telephonic playback will be available beginning at 12:00 p.m. ET on, May 11, 2015, and continuing through 11:59 p.m. ET on Thursday, May 25, 2015. The replay passcode is 13608990.

Non-GAAP Financial Measures

Adjusted EBITDA, Core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. A reconciliation of net income (loss) to these measures is included for your reference in the financial section of this earnings press release.

About SMTP, Inc.

SMTP, Inc. (NASDAQ: SMTP) is a global provider of cloud-based marketing solutions ranging from sophisticated marketing automation (via subsidiary SharpSpring) to comprehensive email and mobile marketing (via subsidiary GraphicMail) and scalable, cost-effective email deliverability services. The company’s product family is hallmarked by its flexible architecture, ease-of-use and cost-effectiveness. SMTP augments its industry-leading technology with high-quality, multilingual customer service and support. SMTP, Inc. is headquartered in Nashua NH, and can be found on the web at www.smtp.com. SharpSpring, based in Gainesville, FL, can be found on the web at www.SharpSpring.com. GraphicMail, based in Geneva, Switzerland, can be found on the web at www.GraphicMail.com.

To download SMTP’s investor relations app please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

Safe Harbor Statement
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Investor Relations Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@smtp.com

Note: Financial Schedules Attached

SMTP, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Revenue	$3,285,502	$1,490,054

Cost of services	790,966	327,230
Gross profit	2,494,536	1,162,824

Operating expenses:
Sales and marketing	1,372,361	168,300
Research and development	471,214	118,622
General and administrative	1,084,016	483,815
Change in earn out liability	704,000	—
Intangible asset amortization	378,895	—

Total operating expenses	4,010,486	770,737

Operating income (loss)	(1,515,950)	392,087

Total other income (expense)	(50,024)	—

Income (loss) before income taxes	(1,565,974)	392,087
Provision (benefit) for income tax	(395,946)	168,765

Net income (loss)	$(1,170,028)	$223,322

Net income (loss) per share
Basic	$(0.21)	$0.05
Diluted	$(0.21)	$0.05

Weighted average common shares outstanding
Basic	5,456,735	4,239,363
Diluted	5,456,735	4,302,443

SMTP, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$2,156,500	$2,825,520
Accounts receivable	487,356	393,922
Deferred income taxes	240,650	240,648
Income taxes receivable	774,370	328,807
Other current assets	233,042	197,719
Total current assets	3,891,918	3,986,616

Property and equipment, net	332,506	281,555
Goodwill	8,893,611	8,901,106
Intangibles, net	7,445,572	7,895,238
Deferred income taxes	612,941	612,941
Deposits	28,512	30,172
Total assets	$21,205,060	$21,707,628

Liabilities and Shareholders' Equity
Accounts payable	$355,781	$397,262
Accrued expenses and other current liabilities	227,593	355,796
Deferred revenue	993,652	1,006,031
Income taxes payable	13,904	14,622
Deferred income taxes	5,749	2,119
Total current liabilities	1,596,679	1,775,830

Earn out liabilities	8,384,096	7,679,311
Total liabilities	9,980,775	9,455,141

Shareholders' equity:
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	5,462	5,447
Additional paid in capital	13,454,283	13,248,992
Accumulated other comprehensive income (loss)	(241,238)	(177,767)
Accumulated deficit	(1,994,222)	(824,185)
Total shareholders' equity	11,224,285	12,252,487

Total liabilities and shareholders' equity	$21,205,060	$21,707,628

SMTP, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended March 31,
	2015	2014

Net income (loss)	$(1,170)	$223
Provision (benefit) for income tax	(396)	169
Other (income) expense	50	—
Depreciation & amortization	425	30
Non-cash stock compensation	202	156
Acquisition related charges	752	—
Restructuring charges	31	—

Adjusted EBITDA	$(106)	$578

SMTP, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS)

AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended March 31,
	2015	2014

Net income (loss)	$(1,170)	$223
Amortization of intangible assets	379	—
Non-cash stock compensation	202	156
Acquisition related charges	752	—
Restructuring charges	31	—
Tax impact of above items	(345)	(67)

Core net income (loss)	$(151)	$312

Core net income (loss) per share	$(0.03)	$0.07
Weighted average common shares outstanding	5,457	4,302